Exhibit 4.05

KPMG LLP	Telephone	(416) 777-8500
Chartered Accountants	Fax	(416) 777-8818
Suite 3300 Commerce Court West	Internet	www.kpmg.ca
PO Box 31 Stn Commerce Court
Toronto ON M5L 1B2
Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Energy Metals Inc.

We consent to the incorporation by reference in the registration statement on Form F-80 of Uranium One Inc. of our report dated June 9, 2006, with respect to the consolidated balance sheets of High Plains Uranium, Inc. as of March 31, 2006 and 2005, and the related consolidated statements of operations and deficit and cash flows for the year ended March 31, 2006 and period from incorporation on April 6, 2004 to March 31, 2005.

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Canada
June 25, 2007

KPMG LLP, is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms alfiliated with KPMG International, a Swiss cooperative.
KPMG Canada provides services to KPMG LLP.